UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 24, 2013 (May 22, 2013)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

300 Galleria Parkway Atlanta, GA 30339
(Address of principal executive office)

Registrant’s telephone number, including area code (770) 563-7400

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2013, the Board of Directors of Travelport Worldwide Limited, our indirect parent company, approved the Travelport Worldwide Limited 2013 Equity Plan (the “Plan”) and the award agreements governing the grants of time-based and performance-based restricted share units (“RSUs”) to certain executives of the Company under the Plan. The time-based RSUs will vest semi-annually over three years, and the performance-based RSUs will cliff vest in two years based on our achievement against certain established performance targets, subject to and on the terms and conditions set forth in the award agreements. Grants of time-based and performance-based RSUs to our Named Executive Officers were as follows: Gordon Wilson — 10,400,000 time-based RSUs and 5,200,000 performance-based RSUs; Eric J. Bock — 4,900,000 time-based RSUs and 2,450,000 performance-based RSUs; Philip Emery — 4,900,000 time-based RSUs and 2,450,000 performance-based RSUs; Kurt Ekert — 4,900,000 time-based RSUs and 2,450,000 performance-based RSUs; and Mark Ryan — 2,666,667 time-based RSUs and 1,333,333 performance-based RSUs.

The Travelport Worldwide Limited 2013 Equity Plan and the forms of the management equity award agreements will be filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Rochelle J. Boas
Rochelle J. Boas Senior Vice President and Assistant Secretary

Date: May 24, 2013